EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated December 22, 2009, with respect to the consolidated financial statements of ReachLocal Inc. and the financial statements of ReachLocal Australia Pty Ltd. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Woodland Hills, California

December 22, 2009